Exhibit 10.1

January 5, 2018

Michael Feinsod

Infinity Capital, LLC

200 South Service Road

Roslyn, NY 11576

Re:

Amendment to the Second Amended and Restated Senior Secured Note

Dear Michael:

Reference is hereby made to the Second Amended and Restated Senior Secured Note (the “Note”) dated as of December 31, 2016 by and between General Cannabis Corp., a Colorado corporation (the “Company”), and Infinity Capital, LLC (“Infinity Capital”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Note.

The Note provides in Section 1 that all interest accruing on the Note shall be paid in cash in arrears on the Maturity Date.  The Note additionally provides in Section 2(c) that the Company shall use 100% of the proceeds from any capital raise exceeding $750,000 to pay any outstanding principal and interest due under the Note, subject to subordination to the Company’s 12% Note.

The Company and Infinity Capital hereby confirm and agree as follows: (i) Section 1 of the Note is hereby amended such that (x) the Company shall pay Infinity Capital on the date hereof the outstanding accrued interest on the Note as of December 31, 2017, in the amount of $68,506, and (y) beginning effective February 15, 2018, the Company will pay Infinity Capital on the 15th calendar day of each month (or the next business day thereafter if such 15th calendar day falls on a weekend or federal holiday) the interest that accrued on the Note during the immediately preceding month; and (ii) Section 2(c) of the Note is no longer applicable.

Except as expressly modified hereby, all terms, conditions and provisions of the Note shall continue in full force and effect.  In the event of any inconsistency or conflict between the Note and this letter agreement, the terms, conditions and provisions of this letter agreement shall govern and control.  This letter agreement shall be construed in accordance with and governed by the laws of the State of New York, and may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Please countersign this letter below to confirm that Infinity Capital has approved of the foregoing amendment to the Note as of the date first above written.

Very truly yours,

GENERAL CANNABIS CORP.

By:

Name:

Title:

Agreed and accepted:

INFINITY CAPITAL, LLC

By:

Name:

Title: